UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 4, 2012

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 4, 2012, Zumiez Inc. (the “Company”) closed the transactions contemplated by that certain Share Purchase Agreement (the “Purchase Agreement”), dated June 18, 2012, by and between Gerfried Schuller and Alexander Zezula (together, the “Sellers”) and Eff zwanzig Beteiligungsverwaltung GmbH, a limited liability company incorporated under the laws of Austria and an indirect wholly owned subsidiary of the Company, regarding the sale and purchase of all of the outstanding equity of Snowboard Dachstein Tauern GmbH, a limited liability company incorporated under the laws of Austria (“Target Company 1”) and Blue Tomato Graz Handel GmbH, a limited liability company incorporated under the laws of Austria (“Target Company 2” and with Target Company 1, collectively the “Target Companies” or “Blue Tomato”). Blue Tomato operates one of Europe’s largest action sports ecommerce websites www.blue-tomato.com, which is available in 14 different languages. Additionally, Blue Tomato operates 5 stores in Austria.

Pursuant to the terms of the Purchase Agreement, the Company acquired from Sellers all of the issued and outstanding equity of Blue Tomato (the “Transaction”) for a purchase price at the closing of the Transaction (the “Closing”) of 59.5 million Euros, subject to certain post-closing adjustments as set forth in the Purchase Agreement. In addition, the Purchase Agreement also provides for the possibility of future incentive payments to the Sellers in an aggregate amount of up to 22.1 million Euros (referred to as the “Earn-Out Payments”) to the extent that certain financial metrics are met. These financial metrics include performance incentives related to (i) the obtainment of certain EBITDA performance of Blue Tomato for the fiscal year ending 2015 and (ii) the opening of certain defined incremental stores in the European market by the end of the fiscal year ending 2015. Up to 5 million Euros of the Earn-Out Payments may be paid to the Sellers in the form of shares of Zumiez common stock, which stock will be valued at $40.19 per share. The payment of Earn-Out Payments is also generally conditioned on the Sellers’ being employed by Blue Tomato at the end of the fiscal year ending 2015.

The foregoing summary is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements:

The financial statements required to be filed under this item are not included in this Current Report. Any required financial statement will be filed by amendment to this Current Report within the timeframe permitted by Item 9.01(a) of Form 8-K.

(b)	Pro forma financial information:

The pro forma financial information required to be filed under this item are not included in this Current Report. Any required pro forma financial information will be filed by amendment to this Current Report within the timeframe permitted by Item 9.01(a) of Form 8-K.

(c)	Shell company transactions:

None.

(d)	Exhibits

2.1	Share Purchase Agreement, dated June 18, 2012, by and between Gerfried Schuller, Alexander Zezula and Eff zwanzig Beteiligungsverwaltung GmbH.*

*	Specific portions of this agreement have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934. Additionally, schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: July 10, 2012	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer